EXHIBIT 3.2

BYLAWS

OF

OPTIMUMBANK HOLDINGS, INC.

Article I - Main Office

The main office of the corporation shall be at 10197 Cleary Boulevard, in the County of Broward, in the State of Florida.

Article II - Shareholders

Section 1.    Place of Meetings.  All meetings of shareholders shall be held at the main office of the corporation or at such other place as the board of directors may determine.

Section 2.    Annual Meeting.  A meeting of the shareholders of the corporation for the election of directors and for the transaction of any other proper business of the corporation shall be held annually within 120 days after the end of the corporation's fiscal year on the 20th day of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date and time within such 120-day period as the board of directors may determine.

Section 3.    Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the corporation entitled to vote at the meeting.  Such written request shall state the purpose or purposes of the meeting. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 4.    Conduct of Meetings.  Meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings. The order of business of each meeting of stockholders shall be determined by the presiding officer.

Section 5.    Notice of Meetings.  Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Section 6.    Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

Section 7.    Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the shares is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice other than an announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment,  notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by statute, these bylaws or the Articles of Incorporation. Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 8.    Proxies.  At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless such instrument provides for a longer period. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors.

Section 9.    Voting of Shares.  At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the corporation at the record date fixed in accordance with these bylaws, or otherwise determined, with respect to such meetings.

Section 10.    Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

Article III - Board of Directors

Section 1.    General Powers.  The business and affairs of the corporation shall be managed under the direction of a board of directors, which may exercise all such powers and authority for and on behalf of the corporation as shall be permitted by law, the Articles of Incorporation or these bylaws.

Section 2.    Number and Term.  The number of directors comprising the board of directors shall be such number, not less than three (3), as may be from time to time fixed by resolution of the board of directors. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. A majority of the full board of directors may, at any time during the year following the annual meeting of shareholders, increase the number of directors of the corporation and appoint persons to fill the resulting vacancies and to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

Section 3.    Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and place, either within or without the State of Florida, as may be determined from time to time by resolution of the board of directors.

Section 4.    Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president of the corporation or the board of directors on at least 24 hours' notice to each director. Except as may be otherwise specially provided by statute, by the Articles of Incorporation or by these bylaws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

Section 5.    Quorum.  At all meetings of the board of directors, the presence in person of a majority of the members of the board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Articles of Incorporation or by these bylaws, if a quorum shall be present the act of a majority of the directors present shall be the act of the board.

Section 6.    Telephonic Participation.  Any director may participate in a meeting of the board, or any committee designated by the board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

Section 7.    Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or such committee, as the case may be, consent thereof in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 8.    Resignation.  Any director may resign at any time by sending a written notice of such resignation to the main office of the corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

Section 9.    Vacancies.  If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

Section 10.    Compensation.  The directors shall receive such compensation for their services as may be authorized by resolution of the board of directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article IV – Executive and Other Committees

Section 1.    Appointment.  By resolutions adopted by a majority of the whole board of directors, the board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the corporation. The Executive Committee shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute or by the resolution appointing the Executive Committee), and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the board as may be provided from time to time in resolutions adopted by a majority of the whole board.

Section 2.    Conduct of Business.    The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the board of directors designating the Executive Committee or such other committee.

Article V - Officers

Section 1.    Positions.  The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer or chief financial officer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. Any number of offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as deemed necessary. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2.    Election and Term of Office.  The officers of the corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may resign at any time by giving written notice of his resignation to the board. Any such resignation shall take effect upon receipt thereof by the board or at such later date as may be specified therein. Any such notice to the board of directors shall be addressed to it in care of the secretary.

Section 3.    Removal.  Any officer may be at any time removed from office by the board of directors, with or without cause. Any vice president may be at anytime removed from office by management, with or without cause.

Section 4.    Vacancies.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

Section 5.    Remuneration.  The salaries of all officers of the corporation shall be fixed by the board of directors, or in such manner as the board may prescribe.

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Article VI - Contracts, Loans and Checks

Section 1.    Contracts.  Except as otherwise prescribed by these bylaws with respect to certificates for shares, or by statute or the Articles of Incorporation, the board of directors may authorize any officer, employee, or agent of the corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Section 2.    Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

Section 3.    Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by one or more officers, employees or agents of the corporation in such manner as shall from time to time be determined by the board of directors.

Article VII - Certificates for Shares

The board of directors may authorize the issuance of all or some of the shares of the corporation without certificates. Any certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or chairman of the board and by the secretary or the chief financial officer.

Article VIII - Fiscal Year

The fiscal year of the corporation shall end on the 31st day of December of each year or as determined from time to time by resolution duly adopted by the board of directors.

Article IX - Notices and Waivers

Whenever by statute, by the Articles of Incorporation or by these bylaws, it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the board of directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answer back), or delivered to and accepted by an authorized telegraph or cable office. Whenever by statute, by the Articles of Incorporation or by these bylaws, a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

Article X - Corporate Seal

The corporate seal of the corporation shall have inscribed thereon the name of the corporation and may be in such form as the board of directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. .

Article XI - Indemnification

Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the board of directors or an officer of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the Florida Business Corporation Act or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article XI shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

Article XII - Amendments

The bylaws of the corporation may be altered, amended or repealed, and new bylaws may be adopted, by the stockholders or by the board of directors.